UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2026

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 19, 2026, the disinterested members of the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) approved the reimbursement of reasonable and necessary expenses (including legal fees, solicitation costs and printing expenses) in the aggregate amount of $406,188.72 incurred by Riverstyx Fund, LP, a shareholder of the Company and fund affiliated with Benjamin Franklin IV, a member of the Board, and Duc Pham, a member of the Board, in connection with the previously disclosed proxy solicitation relating to the Company’s 2025 Annual Meeting of Shareholders (the “Reimbursement”). The interested members of the Board recused themselves from all deliberations regarding approval of the Reimbursement and did not participate in the Board’s decision.

In approving the Reimbursement, the Board considered a number of factors, including but not limited to the following: the Company and all of its shareholders have shared in the benefits created by Riverstyx Fund, LP’s and Duc Pham’s actions to reconstitute the Board and improve the Company’s governance; shareholders representing a majority of the voting power of the Company had voted in favor of Riverstyx Fund, LP’s and Duc Pham’s nominees to the Board prior to the end of its proxy solicitation; it is a common practice to reimburse a shareholder’s expenses in connection with the settlement of a proxy contest; and, to conserve the Company’s cash position, the Reimbursement was approved contingent upon, and deferred until, such time that the Company is in a stronger financial position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 3, 2026	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer